UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

STARCO BRANDS, INC.

(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
250 26th Street, Suite 200 Santa Monica, CA 90402 (Address of principal executive offices) (323) 266-7111 (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Explanatory Note

This amendment to the Original 8-K includes the Separation Agreements (defined and summarized below) pursuant to Item 9.01 of Form 8-K, and this amendment should be read in conjunction with the Original 8-K. Except as set forth herein, no modifications have been made to information contained in the Original 8-K, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2021, Starco Brands, Inc. (the "Company”) entered into Separation Agreements (the "Separation Agreements") with Sanford Lang ("Mr. Lang") and Martin Goldrod ("Mr. Goldrod") where effective as of June 16, 2021, Mr. Lang and Mr. Goldrod each resigned from their positions as members of the Board of Directors. Mr. Goldrod also resigned as Secretary of the Company. Pursuant to the Separation Agreement with Mr. Lang, the Company agreed repay a loan to the Company in the principal amount of $296,477.29, pay back-pay in the amount of $41,600 and to pay monthly separation benefit payments of $7,950 (the "Lang Separation Benefits") for thirty-six (36) months (the "Lang Payment Period"). Pursuant to the Separation Agreement with Mr. Goldrod, pay back-pay in the amount of $10,350 and to pay monthly payments of $3,000 (the "Goldrod Separation Benefits" and together with the Lang Separation Benefits, the "Separation Benefits") for thirty-six (36) months (the "Goldrod Payment Period" and together with the Lang Payment Period, the "Payment Periods").

As consideration for the Separation Benefits, and not in addition to same, the Company agrees to purchase an amount of the shares of the Company per month from Mr. Lang and Mr. Goldrod at a price per share that when aggregated with all shares purchased in a given month will equal the Lang Separation Benefits and the Goldrod Separation Benefits respectively (the "Purchase"). The number of shares subject to each Purchase shall be the monthly Separation Benefits divided by the volume weighted average price of the shares for the ten (10) prior trading days before the end of each month. The Company shall pay all transfer fees and other expenses associated with the Purchase(s). The Lang Separation Benefits shall terminate the earlier of (i) the end of the Lang Payment Period or (ii) once the Company has Purchased 3,250,000 shares of the Company’s common stock from Mr. Lang. The Goldrod Separation Benefits shall terminate the earlier of (i) end of the Goldrod Payment Period or (ii) once the Company has Purchased 406,000 shares of the Company's common stock from Mr. Goldrod.

As part of the Separation Agreements, Mr. Lang and Mr. Goldrod each agreed to release the Company and certain related parties, including the Company's officers, directors and employees, from all claims and liabilities arising prior to the date of the Separation Agreement.

In accordance with Item 5.02(a)(3) of Form 8-K, the Company provided Mr. Lang and Mr. Goldrod each with a copy of this Form 8-K prior to filing it with the SEC, and the Company understands that Mr. Lang and Mr. Goldrod agree with the disclosures made herein.

Item 9.01- Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Separation Agreement dated June 13, 2021 between Starco Brand, Inc. and Sanford Lang
10.2	Separation Agreement dated June 13, 2021 between Starco Brand, Inc. and Martin Gold

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: July 22, 2020	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer